Exhibit 99.1

Five Point Holdings, LLC Announces Early Participation Deadline Results for the Previously Announced

Exchange Offer and Consent Solicitation

IRVINE, Calif., December 22, 2023 (BUSINESS WIRE) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE: FPH) today announced the early participation results of the previously announced exchange offer and consent solicitation by Five Point Operating Company, LP, through which Five Point owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a wholly owned subsidiary of the Issuer (together with the Issuer, the “Issuers”), to Eligible Holders to exchange (such offer, the “Exchange Offer”) any and all of the Issuers’ outstanding 7.875% Senior Notes due 2025 (CUSIP: 33834Y AA6 / U33825 AA5; ISIN: US33834YAA64 / USU33825AA54) (the “Existing Notes”) for 10.500% Initial Rate Senior Notes due 2028 (the “New Notes”), pursuant to the terms and subject to the conditions set forth in the exchange offer memorandum and consent solicitation statement, dated December 11, 2023, in respect of the Exchange Offer and solicitation (the “Solicitation”) of Consents (as defined below) (the “Exchange Offer Memorandum”). Any capitalized terms used in this press release without definition have the respective meanings assigned to such terms in the Exchange Offer Memorandum.

Existing Notes	CUSIP/ISIN Numbers	Principal Amount Outstanding	Principal Amount Tendered	Percentage of the Principal Amount Outstanding
7.875% Senior Notes due 2025	33834Y AA6/ U33825 AA5 US33834YAA64/ USU33825AA54	$625,000,000	$623,389,000	99.74%

As of 5:00 p.m., New York City time, on December 22, 2023 (the “Early Participation Deadline”), $623,389,000 aggregate principal amount of the Existing Notes, representing approximately 99.74% of the total principal amount of the Existing Notes, had been validly tendered for exchange and not validly withdrawn, as confirmed by the Information Agent and Exchange Agent for the Exchange Offer. To the extent there are no additional tenders of Existing Notes following the Early Participation Deadline, and all of the Existing Notes validly tendered prior to the Early Participation Deadline are accepted for purchase in accordance with the terms of the Exchange Offer, the aggregate principal amount of Existing Notes remaining outstanding following consummation of the Exchange Offer will be $1,611,000.

Since the Issuers received consents from Eligible Holders of the Existing Notes (the “Consents”) that, in the aggregate, represent greater than 50% in aggregate principal amount of the Existing Notes outstanding (the “Required Holders”) to effect certain proposed amendments (the “Proposed Amendments”) to the indenture dated as of November 22, 2017, among the Issuers, the guarantors party thereto, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), under which the Existing Notes were issued (as amended or supplemented from time to time, the “Existing Indenture”), the Issuers have executed and delivered a supplemental indenture (the “Supplemental Indenture”) to the Existing Indenture with respect to the Proposed Amendments, but the Supplemental Indenture will become operative only upon consummation of the Exchange Offer. The Proposed Amendments provide for, among other things, the elimination of substantially all of the restrictive covenants and events of default and related provisions with respect to the Existing Notes.

The Issuers’ obligation to accept for exchange the Existing Notes validly tendered and not validly withdrawn in the Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Exchange Offer Memorandum, including receipt of tenders of Eligible Holders of the Existing Notes that, in the aggregate, represent not less than 80% in aggregate principal amount of the Existing Notes outstanding (the “Minimum Exchange Condition”). The Minimum Exchange Condition has been met as of the Early Participation Deadline.

The “Withdrawal Deadline” was 5:00 p.m., New York City time, on December 22, 2023. Accordingly, holders may no longer withdraw Existing Notes tendered in the Exchange Offer.

The Exchange Offer and the Solicitation of Consents will expire at 5:00 p.m., New York City time, on January 10, 2024 (the “Expiration Deadline”), unless extended or earlier terminated by the Issuers, in their sole discretion. The Company currently expects the settlement of the Exchange Offer and the Solicitation of Consents to be on January 16, 2024 (the “Settlement Date”), which is the third business day after the Expiration Deadline.

Eligible Holders who validly tendered Existing Notes and delivered Consents, and did not validly revoke such tenders and Consents, on or prior to the Early Participation Deadline and whose Existing Notes are accepted for exchange by the Issuers will receive, on the Settlement Date, for each $1,000 aggregate principal amount of Existing Notes, $1,000 (which amount includes the Early Participation Premium (as defined below) and the Early Exchange Consideration (as defined below), the “Total Consideration”), a portion of which will be payable in cash and the remainder of which will be payable in principal amount of New Notes.

The Early Participation Premium for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline is equal to $50 principal amount of New Notes, payable on the Settlement Date (the “Early Participation Premium”).

The Early Exchange Consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline is equal to $950 consisting of (i) an amount of cash equal to $100.0 million divided by the aggregate amount of Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, multiplied by $1,000 plus (ii) an amount of New Notes equal to $950 less the cash consideration amount determined under clause (i) (the “Early Exchange Consideration”).

The aggregate cash consideration payable as part of the Early Exchange Consideration to all Eligible Holders whose Existing Notes were validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline and whose Existing Notes are accepted for exchange will equal an aggregate of $100 million that will be paid on a pro rata basis to all Eligible Holders whose Existing Notes were validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline, and accepted for exchange. If all $623,389,000 in the aggregate amount of Existing Notes that were validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline are accepted for purchase, each Eligible Holder will receive, for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn on or prior to the Early Participation Deadline), approximately $160 in cash and approximately $840 in aggregate principal amount of New Notes. Notwithstanding the foregoing, we will not accept any tender of Existing Notes that would result in the issuance of less than the minimum denomination of $2,000 in principal amount of New Notes. As a result, the actual amount of Existing Notes accepted in the Exchange Offer and the portion of the cash consideration and amount of New Notes that Eligible Holders will receive in exchange for the Existing Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Deadline may differ from the description above. The terms of the New Notes have been modified such that the New Notes will be issued in minimum denominations of $2,000 and any integral multiples of $1.00 in excess of $2,000.

Eligible Holders who validly tender Existing Notes and deliver Consents, and do not validly revoke such tenders and Consents, after the Early Participation Deadline and on or prior to the Expiration Deadline, and whose Existing Notes are accepted for exchange by the Issuers will receive for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn), $950 aggregate principal amount of New Notes.

Eligible Holders whose Existing Notes are accepted for exchange will be paid accrued and unpaid interest on such Existing Notes from, and including, the most recent date on which interest was paid on such Holder’s Existing Notes to, but not including, the Settlement Date (the “Accrued Interest”), payable on the Settlement Date. Accrued Interest will be paid in cash on the Settlement Date. Interest will cease to accrue on the Settlement Date for all Existing Notes accepted for exchange in the Exchange Offer.

Our obligation to accept Existing Notes tendered pursuant to the Exchange Offer and Consents delivered pursuant to the Solicitation is subject to the satisfaction of certain conditions described in the Exchange Offer Memorandum, which include (i) the satisfaction of the Minimum Exchange Condition prior to the Expiration Deadline, (ii) the receipt of the Consents from the Required Holders prior to the Expiration Deadline, and (iii) certain other customary conditions. The Minimum Exchange Condition has been met as of the Early Participation Deadline, and we have received Consents from the Required Holders.

The Company will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer and the Solicitation. Existing Notes surrendered in connection with the Exchange Offer, and accepted for exchange, will be cancelled.

The Exchange Offer is made, and the New Notes will be offered and issued, only (a) in the United States to Holders of Existing Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance upon the exemption from the registration requirements of the Securities Act, and (b) outside the United States to Holders of Existing Notes who are persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act and who are non-U.S. qualified offerees and eligible purchasers in other jurisdictions as set forth in the Exchange Offer Memorandum. The Exchange Offer is made, and the New Notes will be offered and issued, in Canada on a private placement basis to holders of Existing Notes who are “accredited investors” and “permitted clients,” each as defined under applicable Canadian provincial securities laws, that in each case are not individuals.

This press release does not constitute an offer to buy or the solicitation of an offer to sell the Existing Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The New Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

None of the Company, the dealer managers, the trustee, any agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all or any portion of the principal amount of such Eligible Holder’s Existing Notes for New Notes in the Exchange Offer or Consent to any of the Proposed Amendments to the Existing Indenture in the Solicitation. Eligible Holders will need to make their own decision as to whether to tender Existing Notes in the Exchange Offer and participate in the Solicitation and, if so, the principal amount of Existing Notes to tender.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements, including statements about the contemplated Exchange Offer and Solicitation, that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

About Five Point:

Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Investor Relations:

Kim Tobler, 949-425-5211

kim.tobler@fivepoint.com

Media:

Eric Morgan, 949-349-1088

eric.morgan@fivepoint.com

Source: Five Point Holdings, LLC